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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 of our reports dated March 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Waban Inc. as of January 29, 1994 and January 30, 1993 and for the years ended January 29, 1994, January 30, 1993 and January 25, 1992. We also consent to the incorporation by reference of our report dated March 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Waban Inc. as of January 29, 1994 and January 30, 1993 and for the years ended January 29, 1994, January 30, 1993, and January 25, 1992. We also consent to the reference to our firm under the captions "Experts", "Summary Consolidated Financial Information", "Selected Consolidated Financial Information" and "Selected Information by Major Business Segment".

                                          Coopers & Lybrand

Boston, Massachusetts

March 30, 1994